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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Loomis, Fargo & Co. on Form S-1 of our report dated March 14, 1997, relating to the financial statements of Wells Fargo Armored Service Corporation (a wholly owned subsidiary of Borg-Warner Security Corporation), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Financial Information - Wells Fargo Armored" and "Experts," in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 4, 1997